Exhibit 99.1

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

FOR RELEASE – March 30 – 7:00 am (EST)

AETI announces 2015 Q4 and year-end results

HOUSTON, March 30, 2016 – American Electric Technologies, Inc. (NASDAQ: AETI), a leading supplier of power delivery solutions for the global energy industry, today announced its 2015 fourth quarter and fiscal year financial results.

The Company reported Q4 consolidated revenues of $7.7 million, down from $13.8 million in the 3rd quarter and down from $13.7 million in Q4 2014. For the full year, the Company reported revenues of $49.1 million, down 14% from $57.3 million in 2014. This revenue level was driven by the Company’s previously announced backlog heading into Q4 of $8.84 million, down from the $16.51 million heading into the third quarter due to reduced spending in the oil and gas markets and a $4.0 million project cancellation of an oil-related onshore production project with a major oil company.

While the company reduced its fixed indirect costs in the quarter, the lower revenues coupled with adjustments to deferred tax liabilities from international operations and several other non-cash write-downs resulted in a $3.7 million net loss attributable to common shareholders for the quarter and a $2.9 million net loss attributable to common shareholders for the 2015 fiscal year.

The Company reported a Q4 ending backlog of $19.0 million, its highest quarter-end backlog since Q4 2014. The primary driver of the backlog increase came from orders received in the power generation and distribution market sector, which represented $10.7 million or 56% of total backlog. This is the highest power generation sector backlog in the Company’s history and underscores the Company’s moves to offset reduced oil & gas sector demand levels with other market sectors.

“Our reduced backlog level at the end of Q3 lead to lower Q4 revenues that drove operating income down by approximately $1.8M, and when combined with almost $1.5M of non-cash expenses, resulted in the company’s loss for the quarter.” said Charles Dauber, AETI president and chief executive officer. “The power generation orders we booked in Q4 enabled us to show an increased backlog but the financial impact of those orders won’t be reflected until 2016.”

During the quarter, the Company closed on an $8.5 million credit facility with Frost Bank of Texas which will be used for general corporate purposes including providing the Company with the liquidity and flexibility to execute our growth strategy.

The Company’s subsidiary M&I Electric Brazil reported annual revenues of over $3M

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

and was profitable in its first full year of operation. The Company’s international joint ventures in China and Singapore reported net equity income after expenses of $0.03 million for Q4 and $0.35 million for the full year 2015.

Basic earnings per share for the Company were ($0.45) for the quarter, down from $0.01 in Q3 of 2015 and down from a loss of ($0.25) in the fourth quarter of 2014. For the full year, basic earnings per share for the Company were ($0.36), up from ($0.62) in 2014.

The Company reported EBITDA, a non-U.S. GAAP measure, from continuing operations of ($2.8) million for the quarter, down from $0.4 million in Q3 2015 and ($2.0) million in Q4 of 2014. A reconciliation of this non-GAAP measure to our net income is set forth in the selected financial information below. For the full year, the Company reported EBITDA of ($1.1) million, up from ($1.5) million in 2014.

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Conference Call

AETI will conduct a conference call on March 30, 2016 at 10 a.m. EST to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 800-795-1259, in the United States and Canada. International callers should dial +1-785-832-0301. The passcode is 320318.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas; Bay St. Louis, Mississippi; and Macaé and Rio de Janeiro, Brazil. In addition, AETI has minority interests in two joint ventures, which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

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Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future domestic and international demand for our products, expected improvement in profitability, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 31, 2015. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Investor Contact:

American Electric Technologies, Inc.

Bill Brod

713-644-8182

investorrelations@aeti.com

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data, percentages calculated on total sales)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Net sales	$7,690	$13,693	$49,083	$57,254
Cost of sales	7,988	13,656	42,493	52,259

Gross profit	(298)	37	6,590	4,995
Operating expenses:
Research and development	265	156	769	807
Selling and marketing	738	667	2,380	2,517
General and administrative	1,736	1,571	5,782	5,566

Total operating expenses	2,739	2,394	8,931	8,890

Income (loss) from consolidated continuing operations	(3,037)	(2,357)	(2,341)	(3,895)
Net equity income from foreign joint ventures’ operations:
Equity income from BOMAY	215	261	973	2,054
Equity income (loss) from MIEFE	(99)	(1)	(232)	138
Equity income from AAG	—	—	—	2
Foreign joint ventures’ operations related expenses	(83)	(110)	(393)	(522)

Net equity income from foreign joint ventures’ operations	33	150	348	1,672

Income (loss) from consolidated continuing operations and net equity income from foreign joint ventures’ operations	(3,004)	(2,207)	(1,993)	(2,223)
Other income (expense):
Interest expense and other, net	(15)	(109)	(172)	(165)

Continuing operations income (loss) before income taxes	(3,019)	(2,316)	(2,165)	(2,388)
Provision for (benefit from) income taxes on continuing operations	599	(334)	428	(334)

Net income (loss) from continuing operations	(3,618)	(1,982)	(2,593)	(2,054)
Loss on discontinued operation	—	—	—	(2,673)

Net income (loss) before dividends on redeemable convertible preferred stock	(3,618)	(1,982)	(2,593)	(4,727)
Dividends on redeemable convertible preferred stock	(88)	(87)	(349)	(345)

Net income (loss) attributable to common stockholders	$(3,706)	$(2,069)	$(2,942)	$(5,072)

Earnings (loss) from continuing operations per common share:
Basic	$(0.45)	$(0.25)	$(0.36)	$(0.29)
Diluted	$(0.45)	$(0.25)	$(0.36)	$(0.29)
Weighted – average number of continuing operations shares outstanding:
Basic	8,253,889	8,180,970	8,241,585	8,182,034
Diluted	8,253,889	8,180,970	8,241,585	8,182,034
Loss per common share from discontinued operations:
Basic and diluted	$—	$(0.01)	$—	$(0.33)
Total earnings (loss) per common share:
Basic	$(0.45)	$(0.26)	$(0.36)	$(0.62)
Diluted	$(0.45)	$(0.26)	$(0.36)	$(0.62)
Weighted – average number of common shares outstanding:
Basic	8,253,889	8,180,970	8,241,585	8,182,034
Diluted	8,253,889	8,180,970	8,241,585	8,182,034

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$7,989	$3,550
Short-term investments	507	—
Accounts receivable-trade, net of allowance of $225 and $315 at December 31, 2015 and December 31, 2014	6,853	11,877
Inventories, net of allowance of $60 and $73 at December 31, 2015 and December 31, 2014	1,325	2,769
Cost and estimated earnings in excess of billings on uncompleted contracts	2,302	2,989
Prepaid expenses and other current assets	324	750

Total current assets	19,300	21,935
Property, plant and equipment, net	7,915	8,373
Advances to and investments in foreign joint ventures	11,104	12,054
Intangibles	218	236
Other assets	49	6
Long-term assets held for sale	—	650

Total assets	$38,586	$43,254

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Revolving line of credit	$1,043	$—
Current portion of long-term note payable	300	222
Accounts payable	4,031	6,447
Accrued payroll and benefits	476	1,145
Other accrued expenses	666	640
Billings in excess of costs and estimated earnings on uncompleted contracts	1,629	1,983
Other current liabilities	210	150

Total current liabilities	8,355	10,587
Long-term note payable	4,200	3,778
Deferred compensation	305	290
Deferred income taxes	3,064	3,046

Total liabilities	15,924	17,701

Convertible preferred stock:
Redeemable convertible preferred stock, Series A, net of discount of $671 at December 31, 2015 and $719 at December 31, 2014; $0.001 par value, 1,000,000 shares authorized, issued and outstanding at December 31, 2015 and December 31, 2014	4,329	4,281

Stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,385,929 and 8,396,963 shares issued and , 8,254,001 and 8,185,323 shares outstanding at December 31, 2015 and December 31, 2014	8	8
Treasury stock, at cost 131,928 shares at December 31, 2015 and 111,640 shares at December 31, 2014	(792)	(722)
Additional paid-in capital	12,032	11,418
Accumulated other comprehensive income	310	851
Retained earnings; including accumulated statutory reserves in equity method investments of $2,722 and $2,100 at December 31, 2015 and December 31, 2014	6,775	9,717

Total stockholders’ equity	18,333	21,272

Total liabilities, convertible preferred stock and stockholders’ equity	$38,586	$43,254

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings on Continuing Operations, Including Net Equity Income from Foreign Joint Ventures, Before Interest,

Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to common stockholders	$(3,706)	$(2,069)	$(2,942)	$(5,072)
Add: Discontinued operations income (loss)	—	—	—	2,673
Depreciation and amortization	221	227	894	684
Interest expense and other, net	15	109	172	165
Provision for (benefit benefit) for income taxes	599	(334)	428	(334)
Dividend on redeemable preferred stock	88	87	349	345

EBITDA	$(2,783)	$(1,980)	$(1,099)	$(1,539)

The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2014 10-K which was filed on March 31, 2015.